UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 23, 2008 (April 21, 2008)

SPACEDEV, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28947	84-1374613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13855 Stowe Drive, Poway, California  92064
(Address of Principal Executive Offices)

(858) 375-2000
(Registrant's Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.  Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2005, we entered into Executive Employment Agreements (“Agreements”) with Mark N. Sirangelo and Richard B. Slansky pursuant to which Mr. Sirangelo was employed as our Chief Executive Officer and Vice Chairman (subsequently Chairman of the Board in September 2006) and Mr. Slansky was employed as our President and Chief Financial Officer. The Agreements had an initial term of two years, and were automatically renewed in December 2007, for a third year, since neither we nor Messrs. Sirangelo or Slansky provided written notice of intent not to renew. The Agreements were previously filed as exhibits to our Form 8-K filed December 23, 2005.

On April 21, 2008, we entered into separate Addendums to the Agreements, one with Mark N. Sirangelo and the other with Richard B. Slansky. The Addendums outline certain cash and stock option performance based 2008 bonus incentives for Messrs Sirangelo and Slansky, and are attached in their entirety as exhibits to this Current Report on Form 8-K. In general, if Mr. Sirangelo achieves all of his performance objectives he would receive $96,000, and all 1,000,000 of his performance-vesting stock options granted April 21, 2008 would vest; and if Mr. Slansky achieves all of his performance objectives he would receive $40,000, and all 600,000 of his performance-vesting stock options granted April 21, 2008 would vest.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit                      Description

10.1	Addendum to Executive Employment Agreement dated December 20, 2005; entered into on April 21, 2008 with Mark N. Sirangelo

10.2	Addendum to Amended and Restated Executive Employment Agreement dated December 20, 2005; entered into on April 21, 2008 with Richard B. Slansky

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEDEV, INC.

Date:  April 23, 2008                                                                                     By:           /s/ RICHARD B. SLANSKY
      Richard B. Slansky
      President & Chief Financial Officer